Exhibit B-88

                          CERTIFICATE OF INCORPORATION

                                       OF

                          SOUTHERN ENERGY HOLLAND, LTD.

                                       I.

         The name of the corporation is Southern Energy Holland, Ltd. (the "Corporation").

                                       II.

         The initial registered office of the Corporation in the State of Delaware shall be located at 1013 Centre Road, Wilmington New Castle County, Delaware 19805-1297. The initial registered agent of the Corporation at such address shall be Corporation Service Company.

                                      III.

         The purpose or purposes for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                       IV.

         The Corporation shall be authorized to issue One Thousand (1,000) shares of One Dollar ($1.00) par value capital stock, all of which shall be designated "Common Stock." The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.

                                       V.

         The affairs of the Corporation shall be managed by a Board of Directors and as otherwise provided in the Bylaws of the Corporation.

                                       VI.

         The Corporation shall have perpetual duration.

                                      VII.

         The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

                                      VIII.

         To the fullest extent that the General Corporation Law of Delaware, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of duty of care or other duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                       IX.

         The name and address of the Incorporator of the Corporation is Jane C. Bryan, Troutman Sanders L.L.P., 600 Peachtree Street N.E., Suite 5200, Atlanta, Georgia 30308-2216.

                                    ------------------------------------------
                                    Jane C. Bryan, Incorporator


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                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                            BEFORE PAYMENT OF CAPITAL

                                       OF

                          SOUTHERN ENERGY HOLLAND, LTD.

         The Undersigned, being the Sole Incorporator of Southern Energy Holland, Ltd.. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

1. That the Certificate of Incorporation of the Corporation is hereby amended in that the name of the Corporation is changed from SOUTHERN ENERGY HOLLAND, LTD. to SOUTHERN ENERGY NETHERLANDS, LTD. To effect this change, the heading and Article I of the Certificate of Incorporation of the Corporation are hereby amended, insofar as they refer to the name of the Corporation, to read SOUTHERN ENERGY NETHERLANDS, LTD. in lieu of SOUTHERN ENERGY HOLLAND, LTD.

2. That the Certificate of Incorporation of the Corporation is hereby further amended to change the registered office of the Corporation from Corporation Service Company to Delaware Corporate Management Services and to change the registered agent of the Corporation from Corporate Service Company to William R. Bechstein. To effect this change Article II of the Certificate of Incorporation of the Corporation is amended to read as follows:

                                       II.

         The registered office of the Corporation in the State of Delaware is Delaware Corporate Management Services, Inc., 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803. The registered agent at such address is William R. Bechstein.

3. That the Corporation has not received any payment for any of its stock.

4. That the amendment of the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

         Executed on December 15, 1998.

                                SOUTHERN ENERGY HOLLAND, LTD.

                                By:  Jane C. Bryan, Sole Incorporator